First Quarter 2016 Investor Presentation Exhibit 99.1

Cautionary Statements Forward-Looking Information This presentation may include forward‐looking statements by the Company and our authorized officers pertaining to such matters as our goals, intentions, and expectations regarding revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters, including the proposed merger with Astoria Financial Corporation (“Astoria Financial” or “Astoria”); our estimates of future costs and benefits of the actions we may take; our assessments of probable losses on loans; our assessments of interest rate and other market risks; and our ability to achieve our financial and other strategic goals.  Forward‐looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward‐looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward‐looking statements. Furthermore, because forward‐looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results.   Our forward‐looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios; changes in competitive pressures among financial institutions or from non‐financial institutions; our ability to obtain the necessary shareholder and regulatory approvals of any acquisitions we may propose, including regulatory approval of the proposed Astoria Financial merger; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire into our operations, and our ability to realize related revenue synergies and cost savings within expected time frames; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control. More information regarding some of these factors is provided in the Risk Factors section of our Form 10‐K for the year ended December 31, 2015 and in other SEC reports we file. Our forward‐looking statements may also be subject to other risks and uncertainties, including those we may discuss in this presentation, or in our SEC filings, which are accessible on our website and at the SEC’s website, www.sec.gov. Our Use of Non-GAAP Financial Measures This presentation may contain certain non-GAAP financial measures which management believes to be useful to investors in understanding the companies’ performance and financial condition, and in comparing their performance and financial condition with those of other banks. Such non-GAAP financial measures are not to be considered in isolation or as a substitute for measures calculated in accordance with GAAP.

Pro forma assets, deposits, and multi-family loans are based on our balances and Astoria’s at 3/31/16 and include purchase accounting adjustments. Data from SNL Financial as of 6/30/15. Our pro forma market cap was calculated by multiplying our closing price at 3/31/16 by the sum of our outstanding shares and Astoria’s at that date. At 3/31/16 Pro Forma with Astoria Assets With assets of $48.5 billion, we are the 22nd largest U.S. bank holding company. With pro forma assets of $64.2 billion (a), we expect to rank 20th among U.S. bank holding companies. Multi-Family Loan Portfolio With a portfolio of $26.4 billion, we are a leading producer of multi-family loans in New York City. With a pro forma portfolio of $30.4 billion (a), we expect to augment our position as a leading multi-family lender in New York City. Deposits With deposits of $29.0 billion and 256 branches, we currently rank 24th among the nation’s largest depositories. With pro forma deposits of $38.1 billion (a) and 344 branches, we expect to rank 23rd among the nation’s largest depositories. Deposit Market Share With deposits of $22.7 billion in the NY MSA, our rank among regional banks is currently #4 for deposit market share. With pro forma deposits of $32.2 billion (b) in the NY MSA, we expect our rank among regional banks to rise to #2. Market Cap With a market cap of $7.7 billion at 3/31/16, we rank 19th among the nation’s publicly traded banks and thrifts. With a pro forma market cap of $9.4 billion (c), we expect to rank 18th among the nation’s publicly traded banks and thrifts. Note: Except as otherwise indicated, all information regarding Astoria in this presentation, including the appendices, was provided by Astoria; all industry data was provided by SNL Financial as of 5/11/16. Currently pending regulatory approval, the Astoria merger is expected to result in significant asset, loan, and deposit growth.

We Expect the Core Components of our Business Model to Be Enhanced by the Astoria Financial Merger

Multi-Family Loan Production

NYCB Portfolio Statistics at or for the 3 Mos. Ended 3/31/16 % of non-covered loans held for investment = 73.0% Average principal balance = $5.4 million Weighted average life = 2.9 years % of our multi-family loans located in Metro New York = 80.6% % of HFI loan originations = 73.7% Multi-Family Loan Portfolio (in millions) The merger is expected to increase our share of NYC’s highly attractive multi-family lending niche. Originations: $5,791 $7,417 $7,584 $9,214 $1,581 $1,776(b) Pro forma multi-family loan balance is based on our balance and Astoria’s at 3/31/16 and includes purchase accounting adjustments. Includes Astoria’s multi-family loan originations in the three months ended 3/31/16. (a)

→ Of the loans in our portfolio that are collateralized by multi-family buildings in the five boroughs of New York City, 88% are collateralized by buildings with rent-regulated units featuring below-market rents. → Rent-regulated buildings are more likely to retain their tenants – and, therefore, their revenue stream – in downward credit cycles. → Together with our conservative underwriting standards, our focus on multi-family lending in this niche market has resulted in our record of superior asset quality. → Multi-family loans are less costly to produce and service than other types of loans, and therefore contribute to our superior efficiency. Our focus on multi-family lending on rent-regulated buildings has enabled us to distinguish ourselves from our industry peers.

Asset Quality

S & L Crisis Net Charge-Offs/ Average Loans 5-Year Total NYCB: 17 bp SNL U.S. Bank and Thrift Index: 540 bp 4-Year Total NYCB: 37 bp SNL U.S. Bank and Thrift Index: 803 bp SNL U.S. Bank and Thrift Index NYCB Great Recession Current Credit Cycle 5-Year Total NYCB: 52 bp SNL U.S. Bank and Thrift Index: 517 bp Our record of asset quality in downward credit cycles has consistently distinguished us from our industry peers. (0.02)% (0.00)%

S & L Crisis Great Recession Current Credit Cycle Non-Performing Loans(a)(b)/ Total Loans(a) Non-performing loans and total loans exclude covered loans and non-covered purchased credit-impaired (“PCI”) loans. Non-performing loans are defined as non-accrual loans and loans 90 days or more past due but still accruing interest. Average NPLs/Total Loans NYCB: 2.08% SNL U.S. Bank and Thrift Index: 3.34% Average NPLs/Total Loans NYCB: 1.43% SNL U.S. Bank and Thrift Index: 2.89% SNL U.S. Bank and Thrift Index NYCB Average NPLs/Total Loans NYCB: 0.52% SNL U.S. Bank and Thrift Index: 1.65% We expect to maintain our superior record of asset quality by selling Astoria’s non-performing and higher-risk loans.

Conservative Underwriting Active Board Involvement Multiple Appraisals Risk-Averse Mix of Non-Covered Loans Held for Investment (at 3/31/16) Conservative loan-to-value ratios Conservative debt coverage ratios: 120% for multi-family loans, and 130% for CRE loans Multi-family and CRE loans are based on the lower of economic or market value. All loans originated for portfolio are reviewed by the Mortgage or Credit Committee (a majority of the Board of Directors). A member of the Mortgage or Credit Committee participates in inspections on multi-family loans in excess of $7.5 million, and CRE and ADC loans in excess of $4.0 million. All properties are appraised by independent appraisers. All independent appraisals are reviewed by in-house appraisal officers. A second independent appraisal review is performed on loans that are large and complex. Multi-family: 73.0% CRE: 21.2% One-to-Four Family: 0.5% ADC: 1.0% Commercial and Industrial: 4.2% The quality of our assets reflects the nature of our lending niche and our strong underwriting standards.

Efficiency

Factors Driving Our Efficiency Multi-family and CRE lending are both broker-driven, with the borrower paying fees to the mortgage brokerage firm. Products and services are typically developed by third-party providers and the sale of these products generates additional revenues. Franchise expansion has largely stemmed from mergers and acquisitions; we rarely engage in de novo branch development. Most of our deposits have been acquired through earnings-accretive acquisitions. SNL U.S. Bank and Thrift Index NYCB Astoria The Astoria merger also is expected to maintain our record of superior efficiency. Benefits of the Astoria Merger In-market nature of the merger underscores the potential for significant cost savings Estimated cost saves = ~ 50% of Astoria’s non-interest expense Opportunity to leverage our mortgage platform and Astoria’s retail origination model Provides immediate scale to absorb higher SIFI compliance-related costs Expanded customer base represents an opportunity for revenue growth (e.g., through sales of third-party investment products and other financial services) 73.45% Excludes the impact of the debt repositioning charge recorded in net interest income and the debt repositioning charge and merger-related expenses recorded in non-interest expense. Please see the reconciliation of our efficiency ratios and adjusted efficiency ratios on page 36. (a)

Residential Mortgage Banking

Features Loans can be originated/purchased in all 50 states and the District of Columbia. Loan production is driven by our proprietary real time, web-accessible mortgage banking technology platform, which securely controls the lending process while mitigating business and regulatory risks. We have over 900 approved clients including community banks, credit unions, mortgage companies, and mortgage brokers. 100% of loans funded are full documentation, prime credit loans. Credit Quality As of March 31, 2016, 99.8% of all funded loans were current. Limited Repurchase Risk No loans were repurchased in 1Q 2016. Benefits Since January 2010, our mortgage banking business has originated 1-4 family loans of $43.6 billion and generated mortgage banking income of $642.7 million. Our proprietary mortgage banking platform has enabled us to expand our revenues, market share, and product line. At March 31, 2016, the portfolio of 1-4 family loans serviced for GSEs totaled $21.3 billion. The Astoria merger is expected to leverage our mortgage banking platform.

Growth Through Acquisitions

Significantly Increases our Earnings ~ 20% pro forma earnings accretion (a) ~ 15.5% return on average tangible common equity (ROATCE) Expected cost saves (~ 50% of Astoria’s non-interest expense) maintain our longstanding record of efficiency Expands our margin Increases our revenue stream Significantly Strengthens our Balance Sheet De-risking strategies greatly enhance our balance sheet profile 6% tangible book value per share (TBVPS) accretion at the close (a) Boosts deposits by ~ $9 billion and substantially increases our share of deposits in core markets Heightens liquidity while reducing our cost of funds Extends our longstanding record of exceptional asset quality Reduces our interest rate sensitivity Builds capital Including the strategic debt repositioning and capital raise completed in 4Q 2015. The Astoria merger is expected to build our earnings, our capital, and our shareholder returns.

(in millions) Deposits w/ HAVN w/ RCBK w/ RSLN w/ LICB w/ ABNY w/ PFSB, Doral, & SYNF w/ AmTrust w/ Desert Hills w/ Astoria Total Deposits: $3,268 $5,472 $10,360 $12,168 $12,764 $13,311 $22,418 $21,890 $24,878 $28,427 $28,982 $38,066 Total Branches: 86 120 139 152 166 217 276 276 275 258 256 344 CDs NOW, MMAs, and Savings Demand deposits Like our prior transactions, the Astoria merger is expected to enhance our liquidity, reduce our funding costs, and boost our deposit market share. w/ Aurora Pro forma deposits are based on our balances and Astoria’s at 3/31/16 and include purchase accounting adjustments. (a)

Note: Data from SNL Financial as of 6/30/15. Long Island Brooklyn Queens Westchester Astoria NYCB % of Astoria branches near an NYCB branch The Astoria merger is expected to create New York’s pre-eminent community bank.

Boosts our market share in four attractive Metro NY markets: Nassau and Suffolk Counties (Long Island), Queens, and Brooklyn Infusion of low-cost core deposits enhances our funding mix Expands our customer base and opportunities to increase non-interest revenues Potential improvement in deposit pricing power due to increased scale The Astoria merger is expected to increase our rank among regional banks in the NY MSA from #4 to #2. 2015 Rank Top Regional Banks in the NY MSA (a) Deposits ($mm) 1 Capital One $55,860 2 NYCB Pro Forma 32,153 2 Signature 24,444 3 M&T Bank 23,149 4 NYCB 22,724 5 PNC 19,963 6 Valley National 12,937 7 Investors 11,787 8 Apple Financial 10,337 9 Astoria Financial 9,429 10 First Republic 9,335 Note: Data from SNL Financial as of 6/30/15. Excludes international banks and money centers including: JPMorgan, Bank of New York Mellon, HSBC Holdings, Citigroup, Bank of America, TD, Wells Fargo, Bank of China, and Banco Santander. A Stronger Deposit Franchise

The Astoria merger is expected to enhance our asset and funding mix. NYCB Astoria Pro Forma (a) Total HFI Loans: $38.2 bn Yield on Loans: 3.75% NYCB Astoria Pro Forma (a) Total Deposits: $29.0 bn Cost of I-B Deposits: 0.63% Total HFI Loans: $11.0 bn Yield on Loans: 3.48% Total HFI Loans: $48.9 bn Yield on Loans: 3.69% Total Deposits: $9.1 bn Cost of I-B Deposits: 0.37% Total Deposits: $38.1 bn Cost of I-B Deposits: 0.57% Pro forma deposit and loan data is based on our balances and Astoria’s at 3/31/16 and includes purchase accounting adjustments.

Held-for-Investment Loan Portfolio(a) After HAVN After RCBK After RSLN After LICB After ABNY After PFSB, Doral, & SYNF After AmTrust After Desert Hills HFI Loans Outstanding: $3,636 $5,405 $10,499 $17,029 $19,653 $20,363 $23,377 $23,707 $27,285 $35,763 $36,176 $46,872 HFI Originations: $616 $1,150 $4,330 $6,332 $4,971 $4,853 $3,392 $4,329 $8,969 $12,673 $2,145 $2,452 After Aurora Multi-family CRE All other HFI loans (in millions) Like our other prior transactions, the Astoria merger, is expected to provide funding for the growth of our high-yielding loan portfolio. After Astoria Excludes covered loans. Pro forma loan amounts are based on our balances and Astoria’s at 3/31/16 and include purchase accounting adjustments. (b)

The Astoria merger is expected to leverage our expertise in managing post-merger integrations.

#	Date	Institution	Assets	Deposits	Branches	Transaction Type
1.	Nov. 2000	Haven Bancorp (HAVN)	$2.7 billion	$2.1 billion	25	Savings Bank
2.	July 2001	Richmond County Financial Corp. (RCBK)	$3.7 billion	$2.5 billion	24	Savings Bank
3.	Oct. 2003	Roslyn Bancorp, Inc. (RSLN)	$10.4 billion	$5.9 billion	38	Savings Bank
4.	Dec. 2005	Long Island Financial Corp. (LICB)	$562 million	$434 million	9	Commercial Bank
5.	April 2006	Atlantic Bank of New York (ABNY)	$2.8 billion	$1.8 billion	14	Commercial Bank
6.	April 2007	PennFed Financial Services, Inc. (PFSB)	$2.3 billion	$1.6 billion	22	Savings Bank
7.	July 2007	NYC branch network of Doral Bank, FSB (Doral-NYC)	$485 million	$370 million	11	Branch
8.	Oct. 2007	Synergy Financial Group, Inc. (SYNF)	$892 million	$564 million	16	Savings Bank
9.	Dec. 2009	AmTrust Bank	$11.0 billion	$8.2 billion	64	FDIC
10.	March 2010	Desert Hills Bank	$452 million	$375 million	3	FDIC
11.	June 2012	Aurora Bank FSB	None	$2.2 billion	0	Deposit
12.	Oct. 2015*	Astoria Financial Corporation (AF)	$15.0 billion	$9.1 billion	88	Savings Bank

Aurora Bank FSB — Payment Received: $24.0 million

Transaction Type: Savings Bank | Commercial Bank | Branch | FDIC | Deposit

* The Astoria merger was announced in October 2015. All other mergers on this page were completed in the months and years indicated.
The number of branches indicated for our previous transactions is the number of branches in our current franchise that stemmed from each.

New York Community Bancorp, Inc.

23

Following enactment of the Dodd-Frank Act, we began allocating significant resources towards SIFI preparedness. The degree to which we have already leveraged the cost of SIFI compliance is reflected in the ~ 700-basis point increase in our efficiency ratio since the enactment of Dodd-Frank. The merger will provide the additional scale to leverage the remaining SIFI compliance costs. We expect the merger to bring us well beyond the current SIFI threshold. Preparing for SIFI Status NYCB Efficiency Ratio Prior to and Since Dodd-Frank SIFI Compliance Key infrastructure investments to date include: Enhanced ERM and corporate governance frameworks Bottom-up capital planning and stress testing capabilities Substantial expansion of regulatory compliance staff Remaining costs of SIFI compliance include LCR, CCAR reporting, and Living Will

As we continue to grow, we would expect our total payout ratio to be more consistent with the total payout ratio for our SIFI peers. Dividends Approved in 2015 Share Repurchases Approved in 2015

1Q 2016 Performance Highlights

(dollars in thousands, except per share data) Please see pages 35-38 for reconciliations of our GAAP and non-GAAP measures in the three months ended 12/31/2015. ROTA and ROTE are non-GAAP financial measures. Please see page 39 for additional information. Our 1Q 2016 performance reflected the benefit of the strategic debt repositioning we completed in 4Q 2015. PERFORMANCE HIGHLIGHTS 1Q 2016 (GAAP) 4Q 2015 (Non-GAAP)(a) 1Q 2015 (GAAP) Strong Profitability Measures: Earnings $129,909 $145,190 $119,159 EPS $0.27 $0.31 $0.27 Return on average tangible assets (b) 1.10% 1.24% 1.04% Return on average tangible stockholders’ equity (b) 14.76 17.26 14.32 Net interest margin 2.94 2.95 2.68 Efficiency ratio 43.07 41.27 45.00

From 9/30/14 to 3/31/16, we managed our assets below the current SIFI threshold while maintaining our high-volume production of multi-family and CRE loans. Strategic Asset Management Total Assets 9/30/14 $48.7 Billion Reduced securities by $3.3 billion through a combination of repayments, sales, and calls Sold loans of $3.2 billion: $1.8 billion of multi-family loans (largely through participations) $791.0 million of commercial real estate (“CRE”) loans (including through participations)  $631.3 million of 1–4 family loans Total Assets 3/31/16 $48.5 Billion Originated $12.7 billion of multi-family loans Originated $2.3 billion of CRE loans Results: A $164.2 million reduction in total assets from 9/30/14 – 3/31/16 without sacrificing our solid standing in our primary lending niche.

Non-performing loans and total loans exclude covered loans and non-covered PCI loans. Non-performing assets and total assets exclude covered loans, covered OREO, and non-covered PCI loans. Company Capital 3/31/16 Stockholders’ equity / total assets 12.34% Common equity tier 1 capital ratio 10.50% Leverage capital ratio 7.60% Bank Capital 3/31/16 The Community Bank: Common equity tier 1 capital ratio 11.03% Leverage capital ratio 8.03% The Commercial Bank: Common equity tier 1 capital ratio 14.76% Leverage capital ratio 10.46% Balance Sheet 3/31/16 Loans, net / total assets 79.3% Securities / total assets 8.7% Deposits / total assets 59.7% Wholesale borrowings / total assets 26.8% Asset Quality At or for the Three Months Ended 3/31/16 Non-performing loans (a) / total loans (a) 0.14 % Non-performing assets (b) / total assets (b) 0.14 % Net charge-offs / average loans (non-annualized) (0.00)% Our balance sheet measures reflect stability and strength.

Total Return on Investment

CAGR since IPO: 25.8% Bloomberg Total Return on Investment → As a result of nine stock splits between 1994 and 2004, our charter shareholders have 2,700 shares of NYCB stock for each 100 shares originally purchased. SNL U.S. Bank and Thrift Index NYCB (a) Our commitment to building value for our investors is reflected in our total returns over the course of our public life. 4,682% 4,610%

5/13/16 Visit our website: ir.myNYCB.com E-mail requests to: ir@myNYCB.com Call Investor Relations at: (516) 683-4420 Write to: Investor Relations New York Community Bancorp, Inc. 615 Merrick Avenue Westbury, NY 11590 For More Information

Reconciliations of GAAP and Non-GAAP Financial Measures

Tangible common stockholders’ equity is a non-GAAP financial measure. The following table reconciles this non-GAAP measure with our related GAAP measure at March 31, 2016. Reconciliation of GAAP and Non-GAAP Financial Measures (dollars in thousands)    March 31, 2016 Total stockholders’ equity     $ 5,984,800 Less: Goodwill     (2,436,131) Core deposit intangibles     (1,753) Preferred stock     -- Tangible common stockholders’ equity     $ 3,546,916

Reconciliations of GAAP Loss and Non-GAAP Earnings The following table reconciles our GAAP loss and our non-GAAP earnings for the three months ended December 31, 2015. (in thousands, except per share data)   For the Three Months Ended December 31, 2015   GAAP Loss     $(404,807)     Adjustments to GAAP Loss:               Debt repositioning charge     914,965         State and local non-income taxes resulting from the debt repositioning charge recorded as G&A expense     5,440         Merger-related expenses     3,702         Income tax effect     (374,110)     Non-GAAP net income     $ 145,190                     Diluted GAAP Loss per Share     $(0.87)     Adjustments to diluted GAAP loss per share:               Debt repositioning charge     1.17         Merger-related expenses     0.01       Diluted non-GAAP earnings per share     $ 0.31

The following table reconciles our efficiency ratios and our adjusted efficiency ratios for the three and twelve months ended December 31, 2015. Reconciliations of Efficiency Ratios and Adjusted Efficiency Ratios (dollars in thousands)       For the Three Months Ended December 31, 2015   For the Twelve Months Ended December 31, 2015 Operating expenses (GAAP)     $ 163,735         $ 615,600     Adjustment: State and local non-income taxes resulting from the debt repositioning charge and recorded as G&A expense       (5,440)       (5,440)   Adjusted operating expenses (non-GAAP)       $ 158,295         $ 610,160                             Net interest (loss) income (GAAP)       $(449,202)       $ 408,075     Non-interest income (GAAP)       59,041         210,763     Sum of net interest (loss) income and non-interest income (GAAP)       $(390,161)       $ 618,838     Adjustment:                       Debt repositioning charge recorded in net interest loss       $ 773,756         $ 773,756     Adjusted sum of net interest income and non-interest income (non-GAAP)       $ 383,595         $1,392,594                             Efficiency ratio       (41.97)%       99.48 %   Adjusted efficiency ratio       41.27%       43.81%

Reconciliation of GAAP Net Interest Loss and Non-GAAP Net Interest Income (in thousands)   For the Three Months Ended December 31, 2015   Net interest loss     $(449,202)     Adjustment to net interest loss:               Debt repositioning charge     773,756       Non-GAAP net interest income     $ 324,554       The following table reconciles our GAAP net interest loss and our non-GAAP net interest income for the three months ended December 31, 2015.

GAAP and Non-GAAP Net Interest Income Analysis (Abridged)

The following table presents an abridged net interest income analysis as calculated in accordance with GAAP (i.e., including the debt repositioning charge) and as calculated on a non-GAAP basis (i.e., excluding the debt repositioning charge). The impact of the debt repositioning charge is reflected in the interest expense on and cost of borrowed funds; the interest expense on and cost of total interest-bearing liabilities; our net interest income; our interest rate spread; and our net interest margin. The respective GAAP and non-GAAP amounts and measures are highlighted to facilitate comparison.

	For the Three Months Ended December 31, 2015					
	GAAP			Non-GAAP		
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Total interest-earning assets	$44,111,768	$ 424,501	3.85 %	$44,111,768	$424,501	3.85%
Total interest-bearing deposits	25,866,830	39,219	0.60	25,866,830	39,219	0.60
Borrowed funds	14,813,371	834,484	22.35	14,813,371	60,728	1.63
Total interest-bearing liabilities	40,680,201	873,703	8.52	40,680,201	99,947	0.98
Net interest (loss) income/interest rate spread		$(449,202)	(4.67)%		$324,554	2.87%
Net interest margin			(4.01)%			2.95%

New York Community Bancorp, Inc.

38

Average tangible common stockholders’ equity and average tangible assets are non-GAAP financial measures. The following table presents reconciliations of these non-GAAP measures with the related GAAP measures for the three months ended March 31, 2016, December 31, 2015, and March 31, 2015. Reconciliations of GAAP and Non-GAAP Profitability Measures Please see the reconciliations of our GAAP loss and non-GAAP earnings on page 35. For the Three Months Ended (dollars in thousands) March 31, 2016 December 31, 2015 March 31, 2015 Average common stockholders’ equity   $ 5,973,381     $ 5,819,461 $ 5,802,309 Less: Average goodwill   (2,436,131)     (2,436,131) (2,436,131) Average core deposit intangibles   (2,307)     (3,302) (7,397) Average tangible common stockholders’ equity   $ 3,534,943     $ 3,380,028 $ 3,358,781           Average assets   $49,951,947     $49,403,650 $48,769,552 Less: Average goodwill   (2,436,131)     (2,436,131) (2,436,131) Average core deposit intangibles   (2,307)     (3,302) (7,397) Average tangible assets   $47,513,509     $46,964,217 $46,326,024           Net income (loss)   $129,909     $(404,807) $119,259 Add back: Amortization of core deposit intangibles, net of tax   508     681 950 Adjusted net income (loss)   $130,417     $(404,126) $120,209         Non-GAAP earnings(a)       $145,190         GAAP:         Return on average assets   1.04%     (3.28)% 0.98% Return on average tangible assets   1.10     (3.44) 1.04 Return on average common stockholders’ equity   8.70     (27.82) 8.22 Return on average tangible common stockholders’ equity   14.76     (47.83) 14.32         Non-GAAP:         Return on average assets       1.18 % Return on average tangible assets       1.24 Return on average common stockholders’ equity       9.98 Return on average tangible common stockholders’ equity       17.26